UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2007

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2006 Report on Form 10-K filed on April 2, 2007.

B. Supplemental Information

On May 16, 2007, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Treasurer and Chief Financial Officer, Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively “Holdings”) and Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

Welcome to our first quarter earnings conference call.

For the quarter, our attendance was down 3% versus prior year. The Outer United States market was down 8%. However, there is an improving trend due to the enhancement of our sales force and their efforts starting to take hold, our new ad campaigns and our compelling product offers. Our Florida attendance was effectively flat to prior year as we had anticipated and our International visitation increased 5% driven by South America and Canada. The United Kingdom continued to be soft as we had expected.

Despite the attendance shortfall during the first quarter, our total revenues increased $5.0 million driven by 11% growth in theme park food and beverage and merchandise per capita spending due to a variety of initiatives. Ticket revenue per paid admission also increased 3% due to a shift in mix to higher yield ticket products. Our total operating expenses were favorable by $1.2 million or 1%, due mostly to a reduction in marketing costs of $2.3 million due to a shift in the timing of our campaigns which may have impacted the Outer United States attendance. This increased operating income to $6.2 million and improved our bottom line $7.0 million.

For the first quarter, UCDP produced $65.0 million in operating cash flow, which was consistent with prior year. Cash used in investing activities consisted of $12.0 million in capital expenditures. The SimpsonsTM deal is now signed and we are involved in other negotiations to bring additional attractions to the resort, which will ramp up our capital spending the rest of the year towards the estimated $100.0 million to $120.0 million range discussed on our previous call. Cash used in financing activities related to distributions paid to Holdings of $7.8 million for interest. Holdings generated operating cash flow of $57.0 million, which is $65.0 million for UCDP less Holdings interest.

At the end of the first quarter, we believe we were in compliance with all of our required financial ratios and we had $100.0 million in availability under our revolver. UCDP had cash of almost $110.0 million with an incremental $10.0 million at Holdings for a consolidated total of approximately $120.0 million. This was favorable by approximately $16.0 million at UCDP and Holdings when compared to the end of the first quarter in 2006. Additionally, we had basket availability of $58.0 million for UCDP and $79.0 million for Holdings which are comparable to the first quarter of 2006.

We continue to work on the initiatives discussed on our prior call. For example;

•	We announced our SimpsonsTM deal and are excited about the opening of this attraction which is expected to be late in the first quarter next year.

•	Our Blue Man Group show opens in approximately 3 weeks, which is a great addition to our portfolio.

•	The resort successfully hosted the Ellen show once again this year at the end of March, which provided a significant amount of promotional value to the resort.

•	We continue to negotiate other concepts to bring new and exciting attractions to the resort; however, I am not yet at liberty to discuss the details until the agreements are signed.

•	The 11 3/4% bonds of UCDP first became callable last month. We discussed with the Partners and we are not planning to call these bonds at that time. We will continue to monitor in the future.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: May 16, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: May 16, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer (Principal Financial Officer)